EXHIBIT 10.2
[CONFORMED COPY]
AMENDED AND RESTATED JOINT DEVELOPMENT AGREEMENT
          AMENDED AND RESTATED JOINT DEVELOPMENT AGREEMENT (this “Agreement”), dated as of August 7, 2006, between EMDEON PRACTICE SERVICES, INC., a Delaware corporation (“Practice Services”), and WEBMD HEALTH CORP., a Delaware corporation (“WebMD”).
          WHEREAS, Practice Services offers electronic medical record products (together with all similar Practice Services products, services or applications that hold medical information regarding patients, and the data included therein, which may be portable to a personal health record “EMR Product”) to physician practices;
          WHEREAS, WebMD provides a Personal Health Record product (such product, as updated and modified by WebMD from time to time, the “WebMD PHR Product”) to its clients, their eligible employees and their dependents;
          WHEREAS, Practice Services, WebMD and Emdeon Corporation previously entered into a Joint Development Agreement (the “Original Agreement”), dated as of January 31, 2006 (the “Effective Date”);
          WHEREAS, pursuant to the Original Agreement, Practice Services and WebMD have created a joint task force (the “Joint Task Force”) to explore potential opportunities for leveraging Practice Services’ assets in the area of the EMR Product and WebMD’s assets in the area of the PHR Product;
          WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate the Original Agreement in its entirety as hereinafter set forth, which includes the removal of Emdeon Corporation as a party.
          NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree to amend and restate the Original Agreement in its entirety to read as follows:
     SECTION 1. Joint Development
     (a) Integration Plan. The parties have agreed to an integration plan (which will comply with applicable law and privacy and security requirements), attached as Exhibit A hereto, for integrating the WebMD PHR Product (as defined below) and the EMR Product so as to enable patients and physicians to communicate more effectively (the “Integration Plan”). In accordance with the Integration Plan, the integration of the EMR Product with the WebMD PHR Product will, inter alia, allow users of WebMD’s personal health record services to import information from the EMR Product.
     (b) Exclusivity. During the term of this Agreement, (i) WebMD shall be the exclusive entity with which Practice Services will integrate its EMR Product with a PHR Product (as defined below), and (ii) Practice Services will not integrate its EMR Products (or provide or furnish data from an EMR

Product) with or into any PHR Product, other than the WebMD PHR Product, unless the parties mutually agree otherwise. For purposes of this Agreement, the term “PHR Product” shall mean any personal health record application or any other service, product or application that holds personally identifiable information regarding an individual. Notwithstanding the foregoing, in the event that pursuant to a client request in connection with the marketing and selling by Practice Services of its practice management products, Practice Services is required to deliver a PHR Product as part of such product sale (other than the WebMD PHR Product), Practice Services will use reasonable commercial efforts to promote the WebMD PHR Product to meet such requirement, and if after good faith attempts to promote and deliver the WebMD PHR Product, Practice Services is unsuccessful in delivering the WebMD PHR Product and is reasonably at risk for not obtaining the client’s business related thereto as a result of a failure to integrate with a PHR Product, Practice Services will be permitted to proceed to integrate with such competitive PHR Product. Notwithstanding anything to the contrary provided herein, this provision is not intended to prohibit transfer of data or integration on a provider-to-provider basis.
     (c) Data Sharing. The parties will perform the responsibilities as described in the Integration Plan in accordance with time lines to be reasonably established by the parties. The parties intend to devote sufficient efforts for completion of the Integration Plan on an expedited basis. Practice Services agrees that, subject to applicable law, it will provide WebMD reasonable access to the information (the “EMR Data”) collected by Practice Services through its EMR Products for the purpose of enabling WebMD to engage in and support the WebMD PHR Product. To the extent that consent of any provider, patient or other third party is necessary to provide the EMR Data to WebMD, Practice Services agrees to use commercially reasonable efforts to obtain all such necessary consents during the term of this Agreement. Practice Services shall provide WebMD with written notice of the actual or impending revocation or ineffectiveness of any such consent as soon as reasonably possible upon Practice Services’ receipt of such information. After the termination of this Agreement, WebMD shall have the right to continue to use and receive EMR Data for the benefit of the users of the WebMD PHR Products which include EMR Data, except to the extent that any applicable consent has been revoked or is otherwise no longer effective.
     (d) Product Roll-Out. The parties contemplate that the PHR Product integration described in the Integration Plan will become part of Practice Services’ standard product offering, and the parties will consult with each other as to the implementation and roll-out related thereto.
     SECTION 2. Ownership/TradeMarks/ServiceMarks
     (a) Continuation of Parties’ Businesses. As between WebMD and Practice Services, each party retains all its right, title and interest in each of its products. Nothing in this Agreement shall limit or restrict in any way either party hereto from engaging in any business activities or developing any products, except that each party shall be bound by its confidentiality obligations contained herein as they relate to Confidential Information.
     (b) Grant of License to Practice Services. Subject to the terms and conditions of this Agreement, WebMD hereby grants to Practice Services a non-exclusive worldwide right and license to use the trade names, trademarks, logos and service marks owned by WebMD (and/or WebMD’s suppliers, subsidiaries or affiliates, as applicable) (the “WebMD Marks”) in the form provided to Practice Services by WebMD solely for use in marketing activities and solely to the extent necessary to perform Practice Services’ obligations under this Agreement. Title to and ownership of all WebMD Marks shall remain entirely with WebMD and use of WebMD Marks shall be in conformance with applicable trademark usage policies and quality control standards, in each case as established by WebMD and provided to Practice Services from time to time. The license granted by WebMD to Practice Services hereunder shall automatically and immediately terminate upon the expiration or termination of this Agreement except as otherwise set forth herein.
     (c) Grant of License to WebMD. Subject to the terms and conditions of this Agreement, Practice Services hereby grants to WebMD a non-exclusive worldwide right and license to use the trade names, trademarks, logos and service marks owned by Practice Services (the “Practice Services Marks”) in the form provided to WebMD by Practice Services solely for use in marketing activities and solely to the extent necessary to perform WebMD’s obligations under this Agreement. Title to and ownership of all Practice Services Marks shall remain entirely with Practice Services and use of the Practice Services Marks shall be in conformance with applicable trademark usage policies and quality control standards, in each case as established by Practice Services and provided to WebMD from time to time. The license granted by Practice Services to WebMD hereunder shall automatically and immediately terminate upon the expiration or termination of this Agreement except as otherwise set forth herein.
     SECTION 3. Term; Termination
     (a) Initial Term. The term of this Agreement shall commence on the date hereof and shall remain in effect for a period of five (5) years from the Effective Date, unless sooner terminated in accordance with the provisions of Section 3(b) or 3(c).
     (b) Termination for breach. In the event Practice Services or WebMD materially breaches this Agreement and fails to cure such breach within ninety (90) days following receipt of written notice describing in reasonable detail the facts and circumstances concerning the breach, the other party may terminate this Agreement. Notwithstanding the foregoing, if either party alleges a breach of this Agreement by the other party and such other party disputes such allegations of breach, the party alleging breach agrees to continue to perform its obligations hereunder until such dispute is resolved by the parties or by a determination through arbitration as provided in Section 5, without prejudice to all remedies available to WebMD, provided that this provision is not intended to prevent WebMD from exercising its right to terminate this Agreement in accordance with the provisions of Section 3(c) subject to the second sentence of Section 3(c).
     (c) Termination by WebMD. At any time during the term of this Agreement, WebMD may, in its sole discretion and with or without cause, terminate this Agreement, upon at least ninety (90) days written notice from WebMD. In the event that the parties are providing to a third party an integrated EHR Product with the WebMD PHR Product pursuant to the terms of this Agreement, notwithstanding any termination of this Agreement by WebMD pursuant to the preceding sentence, WebMD will continue to make such application available to Practice Services for the Initial Term of this Agreement for such party (i.e., five years from the Effective Date), unless the parties mutually negotiate and agree in writing on a different term at the time the parties provide such application.
     SECTION 4. Confidential Information
     (a) Definition. “Confidential Information” means any confidential, trade secret or other proprietary information disclosed by one party to the other under or in connection with this Agreement, except for information that: (i) is already known to the receiving party without restriction at the time received from the disclosing party, (ii) is developed by the receiving party independent of the receiving party’s Confidential Information; (iii) is obtained from a source other than the disclosing party not known to be subject to an obligation of confidentiality and without breach of this Agreement; (iv) is in the public domain when received, or thereafter enters the public domain through no fault of the receiving party; (v) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law, provided that, before making such disclosure, the receiving party shall give the disclosing party an adequate opportunity to interpose an objection or take action to assure confidential handling of such Confidential Information. Confidential Information also includes Individual Information (as described below).
     (b) Restrictions on Use. The receiving party shall: (i) not disclose the Confidential Information to any third party, other than its employees, agents or independent contractors who are bound, in writing, by similar confidentiality obligations and who have a need to know such Confidential Information, (ii) not use the Confidential Information in any fashion except for purposes of performing this Agreement, and (iii) take steps consistent with its protection of its own confidential and proprietary information (but in no event exercise less than reasonable care) to prevent unauthorized disclosure of the Confidential Information.
     (c) Personal Data. In the performance of this Agreement, Practice Services and WebMD and their employees, subcontractors, and other agents may have access to certain Confidential Information of each other’s respective clients referred to as “Individual Information”. Individual Information includes, but is not limited to, information which, in coded or uncoded format, in whole or in part, relates to patient records or any patient identifiable information, dependents or physicians, including, without limitation, their respective names, addresses, zip codes, social security numbers, drug or medical claims data, or other personal data.
     (d) Termination. Except as provided in Section 1(c), upon the termination or expiration of this Agreement, the parties shall promptly return or destroy all Confidential Information of the other and not retain any copies of the Confidential Information of the other party.
     SECTION 5. Disclaimers
     (a) EXCEPT IN CONNECTION WITH A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PRACTICE SERVICES OR WEBMD OR THEIR RESPECTIVE SUPPLIERS OR LICENSORS BE LIABLE UNDER ANY THEORY OF LIABILITY, HOWEVER ARISING, FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
     (b) WEBMD’S AGGREGATE LIABILITY FOR ALL DAMAGES, LOSSES AND CAUSES OF ACTION IN ANY CALENDAR YEAR IN ANY WAY RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EITHER JOINTLY OR SEVERALLY, SHALL NOT EXCEED ONE MILLION DOLLARS ($1,000,000) IN ANY SUCH CALENDAR YEAR. THIS SECTION REFLECTS AN ALLOCATION OF RISK BETWEEN THE PARTIES, IS NOT A PENALTY, AND SHALL BE EXCLUSIVE. THIS SECTION SHALL APPLY DESPITE ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY OR REMEDY.
     (c) NEITHER WEBMD NOR PRACTICE SERVICES MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (A) REGARDING THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF ITS RESPECTIVE SERVICES OR PRODUCTS; OR (B) THE AMOUNT OF SALES THAT MAY BE GENERATED FROM THE OTHER’S PRODUCTS OR SERVICES. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATIONS THAT THE OTHER’S USE OF ITS PRODUCTS OR SERVICES WILL BE UNINTERRUPTED OR ERROR FREE. THE EXPRESS WARRANTIES IN THIS SECTION 5(c) ARE IN LIEU OF ALL OTHER WARRANTIES BETWEEN THE PARTIES, WHETHER EXPRESS, IMPLIED OR

STATUTORY, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND SUCH WARRANTIES ARE HEREBY DISCLAIMED.
     SECTION 6. Miscellaneous
     (a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
     (b) Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by WebMD and Practice Services or, in the case of a waiver, by the party or parties against whom the waiver is to be effective.
     (c) No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     (d) Notice Generally. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 6(d)):
If to Practice Services:
Emdeon Practice Services, Inc.
2202 N. West Shore Blvd., Suite 300
Tampa, FL 33607
Attn: President
If to WebMD:
WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
Attn: General Counsel
or at such other address as may be substituted by notice given as herein provided.
     (e) Successors and Assigns. No party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that Practice Services may assign or transfer, in its sole discretion and without the consent of WebMD, its rights or obligations under this Agreement to one or more direct or indirect wholly-owned subsidiaries of Practice Services’ ultimate parent; provided, further, that no such assignment by Practice Services shall relieve Practice Services of its obligations hereunder. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. In addition, in the event of any sale, transfer, change of control or other disposition, restructuring or reorganization of Practice Services or its business (including by way of stock sale, by sale of all or substantially all its assets or by any other means or manner or structure) to a third party, Practice Services and its business shall continue to be subject to the obligations applicable to it and its business under this Agreement. This Agreement shall remain in effect in accordance with its terms regardless of the percentage ownership, if any, that Emdeon Corporation holds of WebMD, and regardless of any sale, transfer, change of control or other disposition, restructuring or reorganization of Emdeon Corporation or WebMD, or the respective businesses thereof (including by way of stock sale, by sale of all or substantially all its assets or by any other means or manner or structure).
     (f) No Third Party Beneficiaries. No person other than the parties hereto and their successors and permitted assigns are intended or shall be deemed to be a beneficiary of this Agreement.
     (g) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
     (h) Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (i) In an effort to resolve informally and amicably any claim or controversy arising out of or related to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, each party shall notify the other of any difference or dispute hereunder that requires resolution. Practice Services and WebMD shall each designate an executive officer to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification, or such longer time period as they shall agree upon, either party may initiate final and binding arbitration, in accordance with Paragraph (ii) of this Section 6(h) to resolve such matter, which the parties agree is the sole and exclusive procedure for any such dispute, except as otherwise provided therein. All offers, promises, negotiations, conduct and/or statements, whether oral or written, made in the course of the settlement discussions contemplated by this Paragraph (i) by any of the parties, their agents, employees, experts and/or attorneys are, and shall be deemed, confidential, and made executed and delivered solely for the purposes of settlement or compromise, and inadmissible for any purpose, including, without limitation, impeachment, in any arbitration or other proceeding involving the parties or any third parties, or in any court or forum whatsoever, provided however that the use of a statement or information as contemplated in a settlement under this Paragraph (i) that would be admissible or discoverable shall not be rendered inadmissible or non-discoverable solely as a result of such use.
          (ii) The following process shall be followed if, and after, the informal procedures in Paragraph (i) above do not result in a resolution of the matter. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate (collectively, a “Claim”), shall be determined by binding arbitration in New York, New York before three arbitrators. The arbitration shall be administered (including selection of the arbitrators) by JAMS (www.jamsadr.com) pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction permitted under the terms of this Section 6(h). In the event of any Claim under this Agreement or the enforcement of any right under this Agreement by either party, regardless of whether WebMD or Practice Services prevails, each party hereby agrees to be responsible for all its own costs and expenses relating thereto, including the reasonable attorneys fees and expenses of its attorneys and other professionals it may retain. The parties hereby agree to submit to the exclusive personal and subject matter jurisdiction and to the venue of the Supreme Court of the State of New York, County of New York, for all purposes associated with this

Agreement, including the agreement to arbitrate, enforcing the agreement to arbitrate, and seeking provisional relief pending award and entering judgment upon the award. Nothing contained in this Section shall preclude the arbitrators from granting, where appropriate, injunctive or other provisional relief pending a final award. Notwithstanding the provisions of this Section 6, either party may pursue any provisional remedy (including but limited to preliminary injunctive relief) to either restrain or mandate certain conduct in the courts designated in this Section. The parties shall have the right to obtain such provisional injunctive relief from a court of law designated in this Section pending the determination and award in the arbitration proceeding. If JAMS is no longer available or is unwilling to accept the designation provided hereunder, the parties shall mutually agree upon a substitute professional neutral administrator to replace JAMS.
     (i) Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     (j) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     (k) Independent Contractors. The parties hereto are independent contractors engaged in the operation of their own respective business. Neither party is, or is to be considered as, the agent or employee of the other for any purpose whatsoever. Neither party has the authority to enter into contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party. Nothing in this Agreement shall be construed to establish a relationship or joint venture between the parties.
     (l) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.
     (m) Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EMDEON PRACTICE SERVICES, INC.

By:	/s/ Marc L. Harrison

	Name:	Marc L. Harrison
	Title:	VP — Legal

WEBMD HEALTH CORP.

By:	/s/ Wayne T. Gattinella

	Name:	Wayne T. Gattinella
	Title:	Chief Executive Officer
ACKNOWLEDGEMENT
     The undersigned hereby acknowledges receipt of this Agreement and, by signing below, hereby consents to the amendment and restatement of the Original Agreement, as set forth herein.

EMDEON CORPORATION

By:	/s/ Charles Mele

	Name:	Charles Mele
	Title:	EVP — GC